AMENDMENT TO INVESTMENT MANAGEMENT AGREEMENT

Between

T. ROWE PRICE RETIREMENT FUNDS, INC.

On behalf of the Target Funds (as defined in Schedule A)

and

T. ROWE PRICE ASSOCIATES, INC.

 This Amendment (the “Amendment”) to the Investment Management Agreement is made as of the 1st day of July, 2021, by and between T. Rowe Price Retirement Funds, Inc. (the “Corporation”), a corporation organized and existing under the laws of the State of Maryland, on behalf of each Fund listed in Schedule A (each a “Fund” and collectively the “Funds”) and T. ROWE PRICE ASSOCIATES, INC. (the “Manager”), a corporation organized and existing under the laws of the State of Maryland.

W I T N E S S E T H:

 WHEREAS, the Manager has entered into separate Investment Management Agreements with the Corporation, on behalf of each T. Rowe Price Target 2005 Fund, T. Rowe Price Target 2010 Fund, T. Rowe Price Target 2015 Fund, T. Rowe Price Target 2020 Fund, T. Rowe Price Target 2025 Fund, T. Rowe Price Target 2030 Fund, T. Rowe Price Target 2035 Fund, T. Rowe Price Target 2040 Fund, T. Rowe Price Target 2045 Fund, T. Rowe Price Target 2050 Fund, T. Rowe Price Target 2055 Fund, and T. Rowe Price Target 2060 Fund (each an "Agreement" and collectively the “Agreements”), as amended February 5, 2020 (the “Prior Amendment”);

 WHEREAS, the Manager has entered into a separate Investment Management Agreement with the Corporation, on behalf of the T. Rowe Price Target 2065 Fund (the “2065 Agreement”);

 WHEREAS, the Funds’ Board of Directors (the “Board”), including a majority of the directors who are not interested persons of each Fund, has approved, effective for each fund on the date listed in Schedule A, to change the management fee at the annual rate set forth in the table included in Schedule B, and the Board has determined that such actions are in the best interest of each Fund and its shareholders; and

 WHEREAS, the parties hereto desire to amend each Agreement and 2065 Agreement.

 NOW, THEREFORE, in consideration of the premises and the mutual promises hereinafter set forth, the parties hereto agree as follows:

1. The per annum fee rates in Schedule B of each Agreement, as set out in the Prior Amendment, are replaced with the per annum fee rates in Schedule B attached to this Amendment.

2. The per annum fee rates in Schedule A of the 2065 Agreement are replaced with the per annum fee rates in Schedule B attached to this Amendment.

3.  All other terms and conditions of the Agreement remain in full force and effect.

 IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be signed by their duly authorized signatories as of the day and year first above written.

Attest:	T. ROWE PRICE RETIREMENT FUNDS, INC.
/s/Shannon Hofher Rauser _______________________________________ Shannon Hofher Rauser, Assistant Secretary	/s/David Oestreicher By:_______________________________________ David Oestreicher, Vice President

Attest:	T. ROWE PRICE ASSOCIATES, INC.
/s/Kathryn L. Reilly _______________________________________ Kathryn L. Reilly, Assistant Secretary	/s/Fran Pollack-Matz By:_______________________________________ Fran Pollack-Matz, Vice President

CAPS\DOCUMENTS\Investment Management Agreements\Target Investment Management Agreement.docx

Schedule A: Target Funds

Target Funds	Effective Date
T. Rowe Price Target 2005 Fund	July 1, 2021
T. Rowe Price Target 2010 Fund	July 1, 2021
T. Rowe Price Target 2015 Fund	July 1, 2021
T. Rowe Price Target 2020 Fund	July 1, 2021
T. Rowe Price Target 2025 Fund	July 1, 2021
T. Rowe Price Target 2030 Fund	July 1, 2021
T. Rowe Price Target 2035 Fund	July 1, 2021
T. Rowe Price Target 2040 Fund	July 1, 2021
T. Rowe Price Target 2045 Fund	July 1, 2021
T. Rowe Price Target 2050 Fund	July 1, 2021
T. Rowe Price Target 2055 Fund	July 1, 2021
T. Rowe Price Target 2060 Fund	July 1, 2021
T. Rowe Price Target 2065 Fund	July 1, 2021

Schedule B: Per Annum Fee Rates

Investor Class and Advisor Class

Years to Target Date	Annual Fee Rate (%)
All prior years	0.64
35	0.63
34	0.63
33	0.63
32	0.63
31	0.63
30	0.62
29	0.62
28	0.62
27	0.62
26	0.62
25	0.61
24	0.61
23	0.61
22	0.61
21	0.60
20	0.59
19	0.59
18	0.59
17	0.58
16	0.58
15	0.57
14	0.57
13	0.57
12	0.56
11	0.56
10	0.55
9	0.55
8	0.55
7	0.54

6	0.53
5	0.52
4	0.52
3	0.52
2	0.51
1	0.51
0	0.50
(1)	0.50
(2)	0.50
(3)	0.49
(4)	0.48
(5)	0.47
(6)	0.47
(7)	0.47
(8)	0.46
(9)	0.46
Thereafter	0.45

I Class

Years to Target Date	Annual Fee Rate (%)
All prior years	0.46
35	0.45
34	0.45
33	0.45
32	0.45
31	0.45
30	0.44
29	0.44
28	0.44
27	0.44
26	0.44
25	0.43
24	0.43
23	0.43

22	0.43
21	0.43
20	0.42
19	0.42
18	0.42
17	0.41
16	0.41
15	0.40
14	0.40
13	0.40
12	0.39
11	0.39
10	0.38
9	0.38
8	0.38
7	0.37
6	0.37
5	0.36
4	0.36
3	0.36
2	0.35
1	0.35
0	0.34
(1)	0.34
(2)	0.34
(3)	0.33
(4)	0.33
(5)	0.32
(6)	0.32
(7)	0.32
(8)	0.31
(9)	0.31
Thereafter	0.30